Exhibit 10.1

LINE OF CREDIT AGREEMENT

           This Line of Credit Agreement (the "Agreement") is made and entered into in this 6th day of March, 2012, by and between Val M. Warhaft, M.D., Inc. Defined Benefit Pension Plan ("Lender") and E-Waste Systems Ohio, Inc., an Ohio corporation, (the "Borrower").

           In consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

1.  Line of Credit.  Subject to the terms and conditions contained herein, Lender hereby establishes a line of credit (the "Credit Line") for Borrower in the principal amount of One Hundred Thousand Dollars ($100,000.00) (the "Credit Limit"). In connection herewith, Borrower shall execute and deliver to Lender a Promissory Note in the amount of the Credit Limit in the form attached hereto.  The Credit Line shall be used by Borrower solely to acquire electronic waste material for recycling or for resale as functioning electronics in whole or in part.

Borrower shall have the option, after the expiration of the first one hundred and eighty (180) days of the Term hereof, to terminate the Agreement or lower the Credit Limit to an amount designated by Borrower in writing to Lender. Once a lower Credit Limit has been established, it will remain in force until the Term of the Agreement expires.

2.  Drawdowns.  The full amount of the Credit Limit shall be drawn down on execution of this Agreement, at which time Lender shall deposit, by wire transfer, the sum of $100,000 into Borrower’s designated bank account.

3.  Interest. Interest is payable at monthly intervals, on the full amount of the Credit Limit, at the rate of fourteen percent (14%) per annum. Payments of interest are to be made by wire transfer, no later than the third (3rd) business day after the end of each month, into the following bank account:

Val M. Warhaft, M.D., Inc.
Defined Benefit Pension Plan
Union Bank
Routing no:  122 000496
Account No.:  247 004 7936

4.  Repayment. Upon the Maturity Date, Borrower shall pay to Lender the entire unpaid principal balance, together with any accrued interest. All payments shall be made to Lender at such place as Lender may, from time to time, designate.

5.  Term.  The term of this Agreement (the “Term”) shall commence on the date hereof and shall continue for a period of one (1) year (the “Maturity Date”).

6.  Security Interest.  Borrower hereby grants to Lender a first priority security interest in Borrower’s inventory of electronic waste purchased by Borrower with funds deposited at the commencement of this Credit Agreement, which inventory will be identified as such in Borrower’s electronic inventory database.  Borrower hereby irrevocably appoints Lender as Borrower’s attorney-in-fact and authorizes Lender, with full authority in the place and stead of Borrower and in the name of Borrower or otherwise, to sign Borrower’s name upon documents to be executed, recorded, or filed to perfect or continue perfected Lender’s security interest in the Collateral.  The security interest granted herein shall terminate upon the full repayment by Borrower of all amounts due to Lender hereunder, Lender shall execute and deliver to Borrower such documents as Borrower reasonably requests to evidence such termination, including but not limited to UCC Termination Statements.

7.  Reporting.  Within ten (10) days of the end of each calendar month, Borrower shall provide Lender with a report showing a cumulative record of purchases of electronic waste during that calendar month together with details of each sale of waste streams for refining or refurbished units to the secondary markets.  In addition, Borrower shall provide the Lender with unaudited quarterly consolidated management accounts within 45 days from the relevant quarter’s end and audited annual accounts within 90 days of the year-end date.

8.  Covenants.  During the term hereof, without the prior written consent of the Lender, the Borrower shall not change the bank accounts used for any Drawdown or repayment of funds under this Agreement

9.  Representations and Warranties. Borrower represents and warrants to Lender as follows:

(a)  Borrower is a duly organized, validly existing, and in good standing under the laws of the State of Ohio.

(b)  Borrower has the authority and power to execute and deliver any document required hereunder and to perform any condition or obligation imposed under the terms of such documents.

(c)  The execution, delivery and performance of this Agreement and each document incident hereto will not violate any provision of any applicable law, regulation, order, judgment, decree, article of incorporation, by-law, indenture, contract, agreement, or other undertaking to which Borrower is a party, or which purports to be binding on Borrower or its assets and will not result in the creation or imposition of a lien on any of its assets.

(d)  There is no action, suit, investigation, or proceeding pending or, to the knowledge of Borrower, threatened, against or affecting Borrower or any of its assets which, if adversely determined, would have a material adverse affect on the financial condition of Borrower or the operation of its business.

10.  Events of Defaults. An event of default shall have been deemed to occur if any of the following events occurs:

(a)  Failure by Borrower to pay any principal or interest hereunder within ten (10) days after the same becomes due.

(b)  Any representation or warranty made by Borrower in this Agreement or in connection with any borrowing or request for an Advance hereunder, or in any certificate, financial statement, or other statement furnished by Borrower to Lender is untrue in any material respect at the time when made.

(c)  Default by Borrower in the observance or performance of any other covenant or agreement contained in this Agreement, other than a default constituting a separate and distinct event of default under this Paragraph 10.

(d)  Filing by Borrower of a voluntary petition in bankruptcy seeking reorganization, arrangement or readjustment of debts, or any other relief under the Bankruptcy Code as amended or under any other insolvency act or law, state or federal, now or hereafter existing.

(e)  Filing of an involuntary petition against Borrower in bankruptcy seeking reorganization, arrangement or readjustment of debts, or any other relief under the Bankruptcy Code as amended, or under any other insolvency act or law, state or federal, now or hereafter existing, and the continuance thereof for sixty (60) days undismissed, unbonded, or undischarged.

11.  Remedies. Upon the occurrence of an event of default as defined above, Lender may declare the entire unpaid principal balance, together with accrued interest thereon, to be immediately due and payable without presentment, demand, protest, or other notice of any kind. Lender may suspend or terminate any obligation it may have hereunder to make additional Drawdowns. No failure or delay on the part of Lender in exercising any right, power, or privilege hereunder will preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided herein are cumulative and not exclusive of any other rights or remedies provided at law or in equity. Borrower agrees to pay all costs of collection incurred by reason of the default, including court costs and reasonable attorney's fees.

           12.  Notice. Any written notice will be deemed effective on the date such notice is placed, first class, postage prepaid, in the United States mail, addressed to the party to which notice is being given as follows:

Lender:

111 N. Sepulveda Blvd.
Suite 210
Manhattan Beach, CA, 90266

Borrower:

101 First Street #493
Los Altos, CA USA 94022
Attention: Martin Nielson

13.  General Provisions.  This Agreement shall be binding upon and inure to the benefit of Borrower and Lender, their respective successors and assigns, except that Borrower may not assign or transfer its rights or delegate its duties hereunder without the prior written consent of Lender. This Agreement, the Promissory Note, and all documents and instruments associated herewith shall be governed by and construed and interpreted in accordance with the laws of the State of California. This Agreement will be deemed to express, embody, and supersede any previous understanding, agreements, or commitments, whether written or oral, between the parties with respect to the general subject matter hereof. This Agreement may not be amended or modified except in writing signed by the parties.

EXECUTED on the day and year first written above.

E-Waste Systems Ohio, Inc.

By: /s/  Martin Nielson
              Martin Nielson
Title:     Chief Executive Officer

Val M. Warhaft, M.D., Inc.
Defined Benefit Pension Plan

By:  /s/  Val M. Warhaft
               Val M. Warhaft
Title:      Trustee and President

Form
of
Secured Promissory Note

$100,000.00	March 6, 2012

This Secured Promissory Note (this "Note") is made and executed as of the date referred to above, by E-Waste Systems Ohio, Inc., an Ohio corporation (the "Borrower") to Val M. Warhaft, M.D., Inc. Defined Benefit Pension Plan ("Lender"). Borrower hereby promises and agrees to pay to the order of Lender, at 111 N. Sepulveda Blvd., Suite 210, Manhattan Beach, CA, 90266 or, at such other place as Lender may designate in writing, the principal sum of One Hundred Thousand and 00/100 Dollars ($100,000.00), pursuant to the terms of a Line of Credit Agreement (the "Loan Agreement") of even date herewith, whichever is less, together with interest thereon from the date each advance is made until paid in full, at the rate of fourteen percent (14%) per annum.

The entire principal balance, together with any accrued interest, shall be due and payable on February 24, 2013 (the "Maturity Date ") unless the Maturity Date is extended in writing by the parties.

Repayment of the principal balance, together with any accrued interest, shall be secured by a security interest in certain property of the Borrower as set forth in the Loan Agreement.

Prepayment in whole or part may occur at any time hereunder without penalty. All payments received hereunder shall be applied, first, to accrued interest; and then, to outstanding principal.

An event of default will occur if any of the following events occurs: (a) failure to pay any principal or interest hereunder within ten (10) days after the same becomes due; (b) if any representation or warranty made by Borrower in the Loan Agreement  or in any certificate, financial statement, or other statement furnished by Borrower to Lender is untrue in any material respect at the time when made; (c) default by Borrower in the observance or performance of any other covenant or agreement contained in the Loan Agreement, other than a default constituting a separate and distinct event of default under Section 10 of the Loan Agreement; (d) filing by Borrower of a voluntary petition in bankruptcy seeking reorganization, arrangement or readjustment of debts, or any other relief under the Bankruptcy Code as amended or under any other insolvency act or law, state or federal, now or hereafter existing; or (e) filing of an involuntary petition against Borrower in bankruptcy seeking reorganization, arrangement or readjustment of debts, or any other relief under the Bankruptcy Code as amended, or under any other insolvency act or law, state or federal, now or hereafter existing, and the continuance thereof for sixty (60) days undismissed, unbonded, or undischarged.

           Any notice or demand to be given to the parties hereunder shall be deemed to have been given to and received by them and shall be effective when personally delivered or when deposited in the U.S. mail, certified or registered mail, return receipt requested, postage prepaid, and addressed to the party at his or its last known address, or at such other address as the one of the parties may hereafter designate in writing to the other party.

           The Borrower hereof waives presentment for payment, protest, demand, notice of protest, notice of dishonor, and notice of nonpayment, and expressly agrees that this Note, or any payment hereunder, may be extended from time to time by the Lender without in any way affecting its liability hereunder.

           In the event any payment under this Note is not made at the time and in the manner required, the Borrower agrees to pay any and all costs and expenses which may be incurred by the Lender hereof in connection with the enforcement of any of its rights under this Note or under any such other instrument, including court costs and reasonable attorneys' fees.

           This Note shall be governed by and construed and enforced in accordance with the laws of California.

E-Waste Systems Ohio, Inc.

By: /s/  Martin Nielson
             Martin Nielson
Title:    Chief Executive Officer